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                                                                     EXHIBIT 4.4

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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 21, 2003

                                     between


                        PACKAGING CORPORATION OF AMERICA


                                       and


                        MORGAN STANLEY & CO. INCORPORATED


                                       and


                          CITIGROUP GLOBAL MARKETS INC.

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                          REGISTRATION RIGHTS AGREEMENT

         Registration Rights Agreement (the "AGREEMENT") dated as of July 21, 2003, between Packaging Corporation of America, a Delaware corporation (the "COMPANY"), and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. (the "Representatives"), as representatives of several initial purchasers named in the Purchase Agreement (the "INITIAL PURCHASERS").

         This Agreement is made pursuant to the Purchase Agreement dated July 15, 2003 between the Company and the Representatives (the "PURCHASE AGREEMENT"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $150,000,000 principal amount of the Company's 4 3/8% Senior Notes due 2008 (the "4 3/8% NOTES") and $400,000,000 principal amount of the Company's 5 3/4% Senior Notes due 2013 (the "5 3/4% NOTES" and, together with the 4 3/8% Notes, the "NOTES"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "4 3/8% EXCHANGE NOTES" shall mean 4 3/8% Notes issued by the
Company under the Indenture, evidencing the same continuing indebtedness of the Company as the 4 3/8% Notes and containing terms identical to the 4 3/8% Notes (except that the 4 3/8% Exchange Notes will not contain restrictions on transfer or bear a restrictive legend, will not be entitled to receive Additional Interest, will not be entitled to registration rights under this Agreement (except as provided in Section 4 hereof) and will not include a reference to this Agreement), to be offered to Holders of 4 3/8% Notes in exchange for 4 3/8% Notes which are Registrable Notes pursuant to the Exchange Offer.

         "5 3/4% EXCHANGE NOTES" shall mean 5 3/4% Notes issued by the Company under the Indenture, evidencing the same continuing indebtedness of the Company as the 5 3/4% Notes and containing terms identical to the 5 3/4% Notes (except that the 5 3/4% Exchange Notes will not contain restrictions on transfer or bear a restrictive legend, will not be entitled to receive Additional Interest, will not be entitled to registration rights under this Agreement (except as provided in Section 4 hereof) and will not include a reference to this Agreement), to be offered to Holders of 5 3/4% Notes in exchange for 5 3/4% Notes which are Registrable Notes pursuant to the Exchange Offer.

         "ADDITIONAL INTEREST" shall have the meaning assigned to it in Section 2(e).

         "BUSINESS DAY" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed.

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         "CITIGROUP" shall mean Citigroup Global Markets Inc.

         "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

         "COMPANY" shall have the meaning set forth in the preamble to this Agreement and shall also include the Company's successors.

         "DEPOSITORY" shall mean The Depository Trust Company or any successor depositary having an address in The City of New York appointed by the Company.

         "EFFECTIVENESS DEADLINE" shall have the meaning set forth in Section 2(a) hereof.

         "EXCHANGE ACT" shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

         "EXCHANGE NOTES" shall mean, with respect to the 4 3/8% Notes, the 4 3/8% Exchange Notes and, with respect to the 5 3/4% Notes, the 5 3/4% Exchange Notes.

         "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

         "EXCHANGE OFFER REGISTRATION" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

         "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

         "EXPIRATION DATE" means the date and time on which the Exchange Offer (as the same may be extended from time to time) terminates.

         "HOLDER" shall mean the Initial Purchasers for so long as they own any Registrable Notes, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; PROVIDED that for purposes of Sections 4 and 5 of this Agreement, the term "HOLDER" shall include Participating Broker-Dealers.

         "INDENTURE" shall mean the Indenture relating to the Notes, dated as of the Closing Date, as amended and supplemented by the First Supplemental Indenture of even date therewith, between the Company and U.S. Bank National Association, as trustee, as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

         "INITIAL PURCHASERS" shall have the meaning set forth in the preamble to this Agreement.

         "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; PROVIDED that whenever the consent or approval of

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Holders of a specified percentage of Registrable Notes is required hereunder,
Registrable Notes held by the Company or any of its "affiliates" (as such term is defined in Rule 405 under the Securities Act) (other than (i) the Initial Purchasers, it being understood and agreed that none of the Initial Purchasers nor any of their respective subsidiaries, parents or affiliates shall be deemed affiliates of the Company for purposes of this definition, and (ii) any subsequent Holder of Registrable Notes if such subsequent Holder is deemed to be such an affiliate solely by reason of its holding of Registrable Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         "MORGAN STANLEY" shall mean Morgan Stanley & Co. Incorporated.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NOTES" shall have the meaning set forth in the preamble to this Agreement.

         "PARTICIPATING BROKER-DEALER" shall have the meaning specified in
Section 4(a) of this Agreement.

         "PERSON" shall mean an individual, partnership, joint venture, limited liability company, corporation, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

         "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

         "REGISTRABLE NOTES" shall mean the Notes; PROVIDED, HOWEVER, that a Note shall cease to be a Registrable Note when (i) a Registration Statement with respect to such Note shall have been declared effective under the Securities Act and such Note shall have been disposed of pursuant to such Registration Statement, (ii) such Note shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Note shall have ceased to be outstanding or (iv) an Exchange Offer Registration Statement with respect to such Note shall have been declared effective under the Securities Act and such Note shall have been exchanged pursuant to the Exchange Offer for Exchange Notes; PROVIDED FURTHER, HOWEVER, that in the case of any Exchange Notes referred to in clause (iv), if such Exchange Notes are held by Participating Broker-Dealers or otherwise are not freely tradable without any limitations or restrictions under the Securities Act, such Exchange Notes will be deemed to be Registrable Notes until such time as such Exchange Notes are sold to a purchaser in whose hands such Exchange Notes are freely tradable without any limitations or restrictions under the Securities Act.

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         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including fees and disbursements of counsel for any underwriters or Holders in connection with any state securities or blue sky qualification and any filing with and review by the NASD of any of the Exchange Notes or Registrable Notes),
(iii) all expenses in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws,
(vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement or if there are Participating Broker-Dealers, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Representatives or, if the Representatives elect not to select such counsel, by the Majority Holders and which counsel may in any event also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and of any other Person or business whose financial statements are included or incorporated or deemed to be incorporated by reference in a Registration Statement, including the expenses of any special audits or "cold comfort" or similar letters required by or incident to such performance and compliance. Notwithstanding the foregoing, the Company shall not be responsible for fees and expenses of counsel to the underwriters or the Holders (other than fees and expenses set forth in clauses (ii) and (vii) above) or underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder pursuant to the Shelf Registration Statement.

         "REGISTRATION STATEMENT" shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

         "REPRESENTATIVES" shall mean Morgan Stanley and Citigroup.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended from time to time.

         "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 2(b) hereof.

         "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers the Registrable Notes (but no other securities unless approved by all of the Holders whose Registrable Notes are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and

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all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

         "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended.

         "TRUSTEE" shall mean U.S. Bank National Association, the trustee with respect to the Notes under the Indenture, and any successor thereto with respect to the Notes.

         "UNDERWRITERS" shall have the meaning set forth in the last paragraph of Section 3 of this Agreement.

         "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean a registration in which Registrable Notes are sold to an Underwriter or Underwriters for reoffering to the public.

         "VOLUNTARY SUSPENSION NOTICE" shall have the meaning set forth in
Section 2(b) hereof.

         For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system; (ii) all references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in any Registration Statement, preliminary prospectus or Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iii) all references in this Agreement to amendments or supplements to any Registration Statement, preliminary prospectus or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A or Rule 405 under the Securities Act, and all references to any sections or subsections thereof or terms defined therein, shall in each case include any successor provisions thereto; and (v) all references in this Agreement to days (but not to business days) shall mean calendar days.

         2.       REGISTRATION UNDER THE SECURITIES ACT.

         (a) EXCHANGE OFFER REGISTRATION. The Company shall (A) use its best efforts to prepare and, as soon as practicable but not later than 120 days after the Closing Date, file with the SEC an Exchange Offer Registration Statement under the Securities Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for all of the Registrable Notes, of a like principal amount of Exchange Notes, (B) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 180 days after the Closing Date (the "EFFECTIVENESS DEADLINE"), (C) use its best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its best efforts to cause the Exchange Offer to be consummated as promptly as practicable, but in any event not later than the date that is 30 Business Days after the Effectiveness Deadline. The Company shall commence the Exchange Offer promptly after the

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Exchange Offer Registration Statement has been declared effective by the SEC, and shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Notes validly tendered and not validly withdrawn will be accepted for exchange;

                  (ii) the Expiration Date of the Exchange Offer (which shall be at least 20 Business Days from the date such notice is mailed);

                  (iii) that any Registrable Notes not tendered will remain outstanding and continue to accrue interest, but will not thereafter be entitled to receive any Additional Interest or be entitled to any registration rights under this Agreement;

                  (iv) that Holders electing to have Registrable Notes exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Notes, together with the enclosed letter of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the exchange offer Prospectus or the accompanying documents prior to the Expiration Date; and

                  (v) that Holders will be entitled to withdraw their election, not later than the Expiration Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the exchange offer Prospectus or the accompanying documents, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged;

PROVIDED that, if the only Holder of the Registrable Notes is the Depository or its nominee, then the Exchange Offer may be commenced by giving notice (which may be electronic) and providing such other information to the Depository or its nominee as may be customary in accordance with the Depository's procedures.

         As soon as practicable after the Expiration Date, the Company shall:

                  (i) accept for exchange all Registrable Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer; and

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail or otherwise deliver to each Holder, Exchange Notes equal in principal amount to the principal amount of the Registrable Notes surrendered by such Holder.

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         The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act, and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC or any order of any court of competent jurisdiction and (ii) all applicable governmental approvals of any governmental authorities that the Company reasonably determines are necessary in order to make or consummate the Exchange Offer shall have been obtained. The Company shall, at the request of the Representatives from time to time, inform the Representatives of the names and addresses of the Holders to whom the Exchange Offer is made, and the Representatives shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

         Each Holder participating in the Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder has no arrangement or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes within the meaning of the Securities Act, (v) if such Holder is a broker-dealer, it will receive Exchange Notes in exchange for Notes that were acquired for its own account as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, and (vi) if such Holder is a broker-dealer, it did not purchase the Notes being tendered in the Exchange Offer directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act.

         (b) SHELF REGISTRATION. In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or the Exchange Offer may not be consummated because it would violate applicable law or applicable interpretations of the staff of the SEC or any order of any court of competent jurisdiction or because all approvals of any governmental authorities that the Company reasonably determines are necessary in order to make or consummate the Exchange Offer have not been obtained, (ii) the Exchange Offer is for any other reason not consummated within 30 Business Days following the Effectiveness Deadline, or (iii) the Exchange Offer has been completed and the Representatives have determined, based upon the opinion of legal counsel, that a Registration Statement must be filed or a Prospectus must be delivered by any of the Initial Purchasers in connection with any offering or sale of Registrable Notes, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination date (in the case of clause (i) above), the 30th Business Day following the Effectiveness Deadline (in the case of clause (ii) above) or date that notice of such determination by the Representatives is given to the Company (in the case of clause (iii) above), as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and to use its best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable. In the event that the Company is required to file a Shelf Registration Statement solely as a result of the

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matters referred to in clause (iii) of the preceding sentence, the Company shall use its best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Initial Purchasers. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective and to keep the related Prospectus current until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Notes covered by the Shelf Registration Statement or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or shall have been sold to the public pursuant to Rule 144(k) (or similar provision then in force, but not Rule 144A) under the Securities Act or shall have ceased to be outstanding; PROVIDED, HOWEVER, that if there is a possible acquisition or business combination or other transaction, business development or event involving the Company that would require disclosure in such Shelf Registration Statement or the documents incorporated or deemed to be incorporated by reference therein or the related Prospectus and either (x) the Company determines, in the exercise of its reasonable judgment, that premature disclosure thereof is not in the best interests of the Company and its stockholders or (y) despite the exercise of reasonable diligence the Company cannot obtain any financial statements relating to an acquisition or business combination required to be included in such Shelf Registration
Statement or the documents incorporated or deemed to be incorporated by reference therein or the related Prospectus, the Company shall give the Holders of the Registrable Notes covered by such Shelf Registration Statement notice (a "VOLUNTARY SUSPENSION NOTICE") to suspend use of the Prospectus relating to such Shelf Registration Statement, and such Holders hereby agree to suspend use of such Prospectus until the Company has amended or supplemented such Prospectus or has notified such Holders that use of the then current Prospectus may be resumed as provided in the penultimate paragraph of Section 3. In the case of any Voluntary Suspension Notice, the Company shall not be required to disclose in such notice the possible acquisition or business combination or other transaction, business development or event as a result of which such notice shall have been given if the Company reasonably determines that such acquisition or business combination or other transaction, business development or event should remain confidential and, while such Voluntary Suspension Notice is in effect, the Company shall not be required to amend or supplement such Shelf Registration Statement, the documents incorporated or deemed to be incorporated by reference therein or the related Prospectus to reflect such possible acquisition or business combination or other transaction, business development or event, but shall continue to use its best efforts to maintain the effectiveness of such Shelf Registration Statement. Upon the abandonment, consummation, termination or public announcement or other public disclosure of the possible acquisition or business combination or other transaction, or if the applicable business development or event shall cease to exist or shall be publicly disclosed, then the Company shall promptly comply with this Section
2(b) and Sections 3(b), 3(e)(v) (if applicable), 3(i) (if applicable) and the penultimate paragraph in Section 3 hereof and notify the Holders of the Registrable Notes covered by such Shelf Registration Statement that disposition of such Registrable Notes may resume; provided that, if Section 3(i) shall require an amendment or supplement to such Shelf Registration Statement or the related Prospectus, then such resumption shall not occur until the Company shall have delivered copies of the supplemented or amended Prospectus contemplated by
Section 3(i) to the applicable Holders. Anything herein to the

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contrary notwithstanding, the right of the Company to suspend use of a
Prospectus pursuant to this paragraph shall be subject to the limitation set forth in the last sentence of the penultimate paragraph of Section 3. The Company further agrees to supplement or amend the Shelf Registration Statement and/or the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder whose Registrable Notes are registered pursuant to such Shelf Registration Statement with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement and/or the related Prospectus to become usable as soon as thereafter practicable, subject to the right of the Company, on the terms and subject to the conditions described elsewhere in this Section 2(b), to suspend its obligation to amend or supplement such Shelf Registration Statement and/or the related Prospectus by giving a Voluntary Suspension Notice. The Company agrees to furnish to the Holders of Registrable Notes covered by any Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (c) EXPENSES. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b).

         (d)      EFFECTIVE REGISTRATION STATEMENT.

                           (i) The Company shall be deemed not to have used its best efforts to cause the Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite periods set forth herein if the Company voluntarily takes any action that could reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or in the Holders covered thereby not being able to exchange or offer and sell Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets or a material corporate transaction or event so long as the Company promptly complies with the notification requirements of Section 3(i) hereof, if applicable. Nothing in this paragraph shall prevent the accrual of Additional Interest on any Notes.

                           (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any U.S. federal or state or any other governmental agency or court, such Registration Statement will be deemed not to have become or to be effective during the period of such interference until the offering of Registrable Notes covered by such Registration Statement may legally resume.

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         (e)      INCREASE IN INTEREST RATE. Additional cash interest (the
"ADDITIONAL INTEREST") shall be payable by the Company in respect of the Notes as follows:

                           (i) if an Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 120 days after the Closing Date, then commencing on and including the 121st day after the Closing Date, in addition to the interest otherwise payable on the Notes, Additional Interest will accrue and be payable on the Notes at the rate of 0.25% per annum; and

                           (ii) if an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective by the SEC within 180 days after the Closing Date, then commencing on and including the 181st day after the Closing Date, in addition to the interest otherwise payable on the Notes, Additional Interest will accrue and be payable on the Notes at the rate of 0.25% per annum; and

                           (iii) if either (A) the Company has not exchanged Exchange Notes for all Notes validly tendered and not validly withdrawn in accordance with the terms of the Exchange Offer on or prior to the date that is 30 Business Days after the Effectiveness Deadline, or (B) if applicable, the Shelf Registration Statement has been declared effective but the Shelf Registration Statement ceases to be effective at any time prior to the expiration of the holding period referred to in Rule 144(k) under the Securities Act or, if earlier, such time as all of the Registrable Notes covered by the Shelf Registration Statement have been disposed of pursuant to the Shelf Registration Statement or sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or shall have ceased to be outstanding, then, in addition to the interest otherwise payable on the Notes, Additional Interest will accrue and be payable on the Notes at the rate of 0.25% per annum from and including (x) the day (whether or not a Business Day) immediately succeeding the 30th Business Day after the Effectiveness Deadline, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above;

PROVIDED, HOWEVER, that the Additional Interest rate on the Notes shall in no event exceed 0.25% per annum; and PROVIDED, FURTHER, that Additional Interest payable on the Notes as a result of any of the events or circumstances specified in clause (i), (ii) or (iii) above, as the case may be, shall cease to accrue
(1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Registrable Notes validly tendered and not withdrawn in the Exchange Offer or upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective prior to the expiration of the holding period referred to in Rule 144(k) under the Securities Act or, if earlier, such time as all of the Registrable Notes covered by the Shelf Registration Statement have been disposed of pursuant to the Shelf Registration Statement or sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or shall have ceased to be outstanding (in the case of (iii) above).

         Any amount of Additional Interest due pursuant to clause (i), (ii) or
(iii) of the preceding paragraph will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the Notes and to the same Persons who are entitled to receive those payments of interest on the Notes. The amount of Additional Interest payable for any period will be determined by multiplying the Additional Interest rate, which will be 0.25% per annum, by the principal amount of the Notes and then multiplying the product by a fraction, the numerator of which is the number of days that the Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months) and the denominator of which is 360.

         (f) SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof; provided that, without limiting the ability of any Initial Purchaser or any Holder to specifically enforce such obligations, in the case of any terms of this Agreement for which Additional Interest pursuant to Section 2(e) is expressly provided as a remedy for a violation of such terms, such Additional Interest shall be the sole monetary damages for such a violation.

         3.       REGISTRATION PROCEDURES.

         In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a Registration Statement, within the time periods specified in Section 2, on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference therein all financial statements required by the SEC to be included or incorporated by reference therein, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

         (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and, subject to the Company's rights to suspend the use of the Prospectus relating to any Shelf Registration Statement pursuant to Section 2(b) of this Agreement on the terms and subject to the conditions set forth in such Section 2(b), cause each Prospectus to be supplemented by any prospectus supplement required by applicable law or regulation and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

         (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each related Prospectus, including each related preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriter in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

         (d) use its best efforts to register or qualify the Registrable Notes covered by any Registration Statement under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes shall reasonably request in writing by the time such Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the NASD and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

         (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes covered by such Shelf Registration Statement, counsel for the Holders and counsel for the Initial Purchasers promptly and, if reasonably requested by any such Holder or counsel, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority or by any other securities regulatory authority for amendments and supplements to such Registration Statement or the related Prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority or by any other securities regulatory authority of any stop order or similar order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or by any securities regulatory authority or the initiation of any proceeding for such purposes, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event during the period such Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or as a result of which such Shelf Registration Statement or the related Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading (but subject to the right of the Company, on the terms and subject to the conditions set forth in Section 2(b) of this Agreement, not to disclose the nature of certain such events) and
(vi) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

         (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness or qualification of any Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

         (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes covered by such Registration Statement, without charge, one conformed copy of such Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via the SEC's EDGAR database;

         (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes which are covered by such Shelf Registration Statement to facilitate the timely preparation and delivery of certificates representing such Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as such selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Notes;

         (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof but subject to the Company's right to suspend the use of the related Prospectus pursuant to Section 2(b) on the terms and subject to the conditions set forth in such Section 2(b), to prepare and file with the SEC as promptly as practicable a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

         (j) a reasonable amount of time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is incorporated or deemed to be incorporated by reference in any Registration Statements or Prospectus, provide copies of such document to the Representatives and counsel to the Initial Purchasers (and, in the case of a Shelf Registration Statement, the Holders of the Notes covered by such Registration Statement and their counsel), and make such officers, employees and other representatives of the Company as shall be reasonably requested by any Initial Purchaser or their counsel (or, in the case of a Shelf Registration Statement, the applicable Holders or their counsel) available for discussion of such document, and the Company shall not at any time file or make any amendment to any

Registration Statement, any Prospectus, any amendment of or supplement to any Registration Statement or any Prospectus or any document which is incorporated or deemed to be incorporated by reference in any Registration Statement or Prospectus of which the Representatives and counsel to the Initial Purchasers (or, in the case of a Shelf Registration Statement, the Holders of the Notes covered by such Registration Statement and their counsel) shall not have previously been advised and furnished a copy or to which the Representatives or counsel to the Initial Purchasers (and, in the case of a Shelf Registration Statement, the Holders of the Notes covered by such Registration Statement or their counsel) shall reasonably object.

         (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of the Registration Statement covering such Notes;

         (l) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

         (m) in the case of a Shelf Registration, make available, upon request, for inspection by a representative of the Holders of the Registrable Notes covered by such Registration Statement, any Initial Purchaser, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by such Holders or by any such Initial Purchaser or Underwriter, at reasonable times and in a reasonable manner, all relevant financial and other relevant records and documents of the Company, cause the appropriate officers, directors and employees of the Company to make themselves available for "due diligence" conferences, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative of such Holders, Initial Purchaser, Underwriter, attorney or accountant in connection with such Shelf Registration Statement;

         (n) use its best efforts to cause the Exchange Notes or Registrable Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the Securities Act);

         (o) if requested by any Holder of Registrable Notes covered by any Registration Statement, (i) promptly incorporate in the related Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such filing; and

         (p) in the case of any Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable

Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to such Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries, such Registration Statement, the related Prospectus and documents incorporated by reference or deemed incorporated by reference and related matters, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of such Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any Person or business acquired by the Company for which financial statements and financial data are or are required to be included or incorporated by reference in such Registration Statement or the related Prospectus or in the documents incorporated or deemed to be incorporated therein) addressed to each selling Holder and Underwriter of such Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes covered by such Shelf Registration Statement or the Underwriters, and which are customarily delivered in underwritten offerings to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the related underwriting agreement.

         In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes that wishes to include Registrable Notes in such Shelf Registration Statement, by written request from the Company to such Holder, to furnish to the Company, on a form to be provided by the Company, such information regarding such Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may be required to include in the Shelf Registration Statement or the related Prospectus pursuant to the Securities Act or the applicable rules and regulations of the SEC thereunder, and the Company may exclude from such Shelf Registration Statement the Notes of any Holders that refuse to comply with such request.

         In the case of a Shelf Registration Statement, each Holder of Registrable Notes covered by such Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof or upon receipt from the Company of any Voluntary Suspension Notice pursuant to Section 2(b) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes pursuant to such Shelf Registration Statement until either (x) such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or (y) solely in the case of a Voluntary Suspension Notice, the Company shall have notified such Holder that disposition of such Registrable Notes may be resumed using the then current Prospectus, and, if so directed by the Company in the case of clause (x), such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to any Registration Statement or otherwise to suspend the use of the related Prospectus as provided in this Agreement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of the Registrable Notes covered by such Registration Statement shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or such Holders shall have received notice that disposition of such Registrable Notes may be resumed using the then current Prospectus, as the case may be. Anything herein to the contrary notwithstanding, the Company will not be entitled to require Holders to discontinue the sale or other disposition of Registrable Notes pursuant to the Shelf Registration Statement or to suspend the use of the related Prospectus (whether because of the happening of any event of the kind described in Section 3(e)(v) hereof or by the giving of a Voluntary Suspension Notice) for more than two periods (which periods may not exceed 60 consecutive days each nor exceed an aggregate of 120 days) during any period of 365 consecutive days.

         The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "UNDERWRITERS") that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration Statement included in such offering.

         4.       PARTICIPATION OF BROKER-DEALERS IN EXCHANGE OFFER.

         (a) The staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities (a "PARTICIPATING BROKER-DEALER") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

         The Company understands that it is the position of the staff of the SEC that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

         (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such modifications thereto as may be reasonably requested by the Representatives or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the staff of the SEC recited in Section 4(a) above; PROVIDED that:

                  (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the Expiration Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement), and for a period of 180 days following the Expiration Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) Participating Broker-Dealers shall be entitled to use and deliver such Prospectus in connection with resales of Exchange Notes as contemplated by this Section 4; PROVIDED FURTHER that Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales of Exchange Notes contemplated by this Section 4; and

                  (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Representatives or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Representatives and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and PROVIDED FURTHER that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with two entities representing the Participating Broker-Dealers, which shall be Morgan Stanley and Citigroup unless either entity elects not to act as such representative, (y) to pay, in addition to the Registration Expenses otherwise payable by the Company, the fees and disbursements of one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" or similar letter relating to the Company (plus only one, if any, "cold comfort" or similar letter with respect to any other Person or businesses whose financial statements are included or incorporated or deemed to be incorporated by reference in the Exchange Offer Registration Statement) with respect to the Prospectus in the form existing on the Expiration Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

         (c) The Representatives shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

         5.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which any Exchange Notes or any Registrable Notes were registered under the Securities Act, including all documents incorporated or deemed to be incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Company in writing through Morgan Stanley or Citigroup or by any selling Holder, respectively, expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary Prospectus relating to a Shelf Registration Statement shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the Person asserting any such losses, claims, damages or liabilities purchased Notes covered by such Shelf Registration Statement, or any person controlling such Holder or Participating Broker-Dealer, if a copy of the final Prospectus relating to such Shelf Registration Statement (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or Participating Broker-Dealer, as the case may be, to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Notes to such Person, and if such final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 2(b), 3(b), 3(e) or 3(i) or the penultimate paragraph of Section 3 hereof, or unless such defect shall have been cured by a document incorporated or deemed to be incorporated by reference in such Prospectus. In connection with any Underwritten Offering permitted by
Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls any such Persons (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

         (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, and each of their respective directors, each of the officers of the Company who sign the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the

Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (x) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchasers within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, (y) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (z) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by Morgan Stanley. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Parties on the one hand and of the Indemnified Party or Parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Notes of such Holders that were registered pursuant to a Registration Statement.

         (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

         (f)      The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any of the Initial Purchasers or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

         6.       MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

         (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; PROVIDED, HOWEVER, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

         (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036,
Attention: Fixed Income Syndicate Desk, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Jeanne Campanelli; and
(ii) if to the Company, initially at Packaging Corporation of America, 1900 West Field Court, Lake Forest, IL 60045, Attention: Chief Financial Officer, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). Notwithstanding the foregoing provisions of this paragraph, any notices given to the Depository or its nominee, as Holder of any Notes, may be given in accordance with the Depository's customary procedures as in effect from time to time.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; seven Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; on the next Business Day if timely delivered to a courier providing for overnight delivery; and, in the case of any notices or communications that are delivered to the Depository or its nominee electronically, upon receipt.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

         (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture; and PROVIDED FURTHER that, without limitation to the foregoing, if any Person shall assume or otherwise succeed to the Company's obligations under the Indenture, the Company will, prior to or contemporaneous with such transaction, cause such successor Person to deliver a written agreement to the Representatives and the Trustee whereby such successor Person shall expressly assume all of the Company's obligations and agree to perform all of the Company's agreement under this Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Representatives and the Initial Purchasers (in their respective capacities as Representatives and Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

         (e) PURCHASES AND SALES OF NOTES. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Notes.

         (f) THIRD PARTY BENEFICIARY. The Holders and the Initial Purchasers shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Representatives, on the other hand, and each of them shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders or Initial Purchasers, respectively hereunder.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (j) VENUE AND JURISDICTION. The Company irrevocably (i) agrees, to the fullest extent it may effectively do so under applicable law, that any action, suit or proceeding against the Company brought by any Initial Purchaser or Holder or by any person who controls any Initial Purchaser arising out of, based upon or relating to this Agreement or any of the transactions contemplated hereby may be instituted in any federal or state court in the State of New York,
(ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding or to the convenience of the forum and (iii) submits, to the fullest extent it may effectively do so under applicable law, to the non-exclusive jurisdiction of any federal or state court in the State of New York in any such action, suit or proceeding.

         (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, then, to the maximum extent permitted by law, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    PACKAGING CORPORATION OF AMERICA

                                    By: /s/ Richard B. West
                                    --------------------------------------------
                                         Name:  Richard B. West
                                         Title: Senior Vice President,
                                                Chief Executive Officer
                                                and Corporate Secretary

Confirmed and accepted as of
 the date first above written:

MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.

   Acting severally on behalf of themselves and the several Initial Purchasers named in the Purchase Agreement.


MORGAN STANLEY & CO. INCORPORATED


   By: /s/ Harold J. Hendershot III
       ------------------------------
       Name: Harold J. Hendershot III
       Title:Executive Director


CITIGROUP GLOBAL MARKETS INC.


   By: /s/ John Chrysikopoulous
       ------------------------------
       Name: John Chrysikopoulous
       Title:Managing Director